Exhibit 99.1

Laird Superfood Reports First Quarter 2026 Financial Results

Net Sales of $13.9 million for First Quarter 2026, growth of 20% year-over-year.

Boulder, Colorado – May 14, 2026 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the first quarter ended March 31, 2026.

Jason Vieth, Chief Executive Officer, commented, “The first quarter of 2026 marked a transformative period for Laird Superfood. We completed the acquisition of Navitas Organics in March, adding one of the most trusted names in the superfood category to our platform, and followed that shortly after quarter-end with the acquisition of Terrasoul Superfoods in April — establishing Laird Superfood as a scaled, multi-brand superfood platform. Our combined business continued to deliver strong top-line momentum, with Net sales growing 20% vs last year, driven by wholesale growth, continued strength on Amazon, and the inclusion of Navitas Organics. We are now focused on executing our integration playbook across all three businesses, capturing synergies, and building the infrastructure to support long-term profitable growth. While near-term results will reflect the costs and complexity of integrating two acquisitions in quick succession, we are confident in our strategic position and ability to create lasting value for our customers, partners, and shareholders.”

First Quarter 2026 Highlights

●	Net sales of $13.9 million compared to $11.7 million in the corresponding prior year period, representing 20% growth. Navitas contributed $1.6 million of Net sales.

●	E-commerce sales increased by 4% year-over-year and contributed 46% of total Net sales, led by the addition of Navitas sales and strong sales growth on Amazon.com, offset in part by softness in the direct-to-consumer channel.

●	Wholesale sales increased by 37% year-over-year and contributed 54% of total Net sales, driven by the addition of Navitas sales, distribution and product assortment expansion, and velocity improvement in grocery and club outlets.

●	Gross margin was 33.3% compared to 41.9% in the corresponding prior year period. Approximately 5.4 percentage points year-over-year was attributable to unfavorable channel and product mix, inflationary commodity costs, as well the impact of import tariffs on certain input costs. Approximately 3.2 percentage points of this contraction was driven by a timing-related inventory costing benefit in the prior year period that did not recur.

●	Net income was $1.8 million, or $0.12 per basic share ($0.11 per diluted share), compared to net loss of ($0.2) million, or ($0.02) per diluted share, in the corresponding prior year period. Net income in the first quarter of 2026, compared to the prior year period, was driven by a discrete income tax benefit related to the release of valuation allowance on deferred tax liabilities acquired in connection with the Navitas Acquisition, offset primarily by costs incurred in connection with the acquisition and integration of Navitas and, to a lesser degree, by inflationary commodity costs, and tariffs.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was ($1.1) million, compared to $0.4 million in the corresponding prior year period. The decrease was driven primarily by inflationary commodity costs, tariffs, as well as higher marketing and selling expenses. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

REVENUE DISAGGREGATION

(unaudited)

	Three Months Ended March 31,
	2026		2025
	$	% of Total	$	% of Total
Coffee solutions	$11,693,464	84%	$9,936,026	85%
Functional foods	4,789,748	34%	3,606,107	31%
Gross sales	16,483,212	118%	13,542,133	116%
Shipping income	115,079	1%	122,274	1%
Discounts and promotional activity	(2,656,739)	(19)%	(2,010,248)	(17)%
Sales, net	$13,941,552	100%	$11,654,159	100%

	Three Months Ended March 31,
	2026		2025
	$	% of Total	$	% of Total
E-commerce	$6,469,759	46%	$6,213,116	53%
Wholesale	7,471,793	54%	5,441,043	47%
Sales, net	$13,941,552	100%	$11,654,159	100%

Balance Sheet and Cash Flow Highlights

We had $10.5 million of cash, cash equivalents, and restricted cash as of March 31, 2026, and no outstanding debt.

Cash used in operating activities was $3.8 million for the first quarter ended March 31, 2026, compared to cash used in operating activities of  $1.3 million in the same period in 2025. The increase in cash used was driven primarily by the payment of costs incurred in relation to the Navitas Acquisition, as well as strategic investment into working capital.

On April 21, 2026, we completed the acquisition of Terrasoul Superfoods LLC ("Terrasoul") and a corresponding private placement of an additional 60,000 shares of Series A Convertible Preferred Stock. After funding the acquisition, the remaining proceeds are available to support the payment of certain liabilities related to the acquisition as well as combined enterprise working capital needs. As of April 30, 2026, we had approximately $24.0 million of cash, cash equivalents, and restricted cash.

2026 Financial Outlook

For fiscal year 2026, the Company expects consolidated Net sales in the range of $138 to $148 million reflecting a full year of Laird Superfood and the post-acquisition contributions of Navitas and Terrasoul. Adjusted EBITDA is expected to be in the range of $8 to $12 million for fiscal 2026, reflecting a full year of Laird Superfood and the post-acquisition contributions of Navitas and Terrasoul, driven by top-line growth and early synergy realization. Adjusted EBITDA excludes transaction and integration costs, which are one-time in nature.

These expectations reflect the Company's current view of growth trends across its business and a prudent assumption around the pace of synergy capture. The Company will provide updated guidance as integration milestones are achieved and visibility into the full-year outlook improves.

Laird Superfood has not provided a reconciliation between its forecasted Adjusted EBITDA and net loss, its most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, due to volatility in our stock price, and state and local income taxes, among other items. These items may vary greatly over periods and could significantly impact future financial results.

Terrasoul Acquisition and Nexus Capital Investment

On April 21, 2026, Laird Superfood, Inc. completed two concurrent transactions: (i) the acquisition of Terrasoul, for a purchase price of $48.0 million, subject to post-closing adjustments (the “Terrasoul Acquisition”), and (ii) the purchase by Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC, each an affiliate of Nexus Capital Management LP, of 60,000 shares of Series A Convertible Preferred Stock at $1,000 per share for gross proceeds of $60.0 million (the “Nexus Investment” and together with the Terrasoul Acquisition, the “Transactions”), pursuant to that certain investment agreement dated December 21, 2025. The net proceeds from the Nexus Investment were used to complete the Terrasoul Acquisition. The Transactions were approved by the Company's Board of Directors on April 20, 2026. The results of Terrasoul are not included in the Company's consolidated financial statements for the quarter ended March 31, 2026.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to our 2026 financial outlook and statements regarding Laird Superfood’s anticipated expansion across its platforms, channels, products, and geographies, cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (2) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (3) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (4) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (5) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (6) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (7) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (8) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (9) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the potential impact of policy changes regarding imports, exports, and tariffs; (10) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (11) the costs and success of our marketing efforts, and our ability to promote our brand; (12) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (13) our ability to effectively manage our growth; (14) our ability to compete effectively with existing competitors and new market entrants; (15) the impact of adverse economic conditions, consumer confidence and spending levels; (16) the growth rates of the markets in which we compete, and (17) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Sales, net	$13,941,552	$11,654,159
Cost of goods sold	(9,298,313)	(6,772,619)
Gross profit	4,643,239	4,881,540
General and administrative
Salaries, wages, and benefits	1,599,571	1,158,155
Other general and administrative	2,279,161	1,085,609
Total general and administrative expenses	3,878,732	2,243,764
Sales and marketing
Marketing and advertising	2,395,734	1,731,036
Selling	1,299,479	1,055,570
Related party marketing agreements	90,236	69,189
Total sales and marketing expenses	3,785,449	2,855,795
Total operating expenses	7,664,181	5,099,559
Operating loss	(3,020,942)	(218,019)
Other income	46,833	74,448
Loss before income taxes	(2,974,109)	(143,571)
Income tax benefit (expense)	4,725,039	(12,611)
Net income (loss)	$1,750,930	$(156,182)
Net income (loss) attributable to common stockholders	$1,317,116	$(156,182)
Net income (loss) per share:
Basic	$0.12	$(0.02)
Diluted	$0.11	$(0.02)
Weighted-average shares of common stock outstanding used in computing net income (loss) per share of common stock, basic	10,784,560	10,345,495
Weighted-average shares of common stock outstanding used in computing net income (loss) per share of common stock, diluted	11,608,427	10,345,495

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$1,750,930	$(156,182)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	171,667	66,521
Stock-based compensation	371,952	508,410
Provision for inventory obsolescence	(19,553)	101,715
Deferred income tax benefit (release of valuation allowance)	(4,745,333)	—
Other operating activities, net	52,402	24,575
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	427,249	(556,239)
Inventory	(1,615,931)	(3,638,003)
Prepaid expenses and other current assets	987,646	576,688
Operating lease liability	(27,286)	(26,492)
Accounts payable	7,525	1,032,391
Accrued expenses	(1,199,928)	751,038
Related party liabilities	6,000	40,834
Net cash from operating activities	(3,832,660)	(1,274,744)
Cash flows from investing activities
Purchase of property and equipment	(3,878)	(72,214)
Acquisition of a business, net of cash acquired	(40,203,669)	—
Net cash from investing activities	(40,207,547)	(72,214)
Cash flows from financing activities
Common stock issuances, net of taxes	(136,589)	(19,292)
Stock option exercises	136,675	15,460
Preferred stock issuances	50,000,000	—
Preferred stock issuance costs	(760,775)	—
Net cash from financing activities	49,239,311	(3,832)
Net change in cash and cash equivalents	5,199,104	(1,350,790)
Cash, cash equivalents, and restricted cash, beginning of period	5,320,600	8,514,152
Cash, cash equivalents, and restricted cash, end of period	$10,519,704	$7,163,362
Supplemental disclosures of non-cash activities
Accretion of paid-in-kind preferred dividends	$98,308	$—
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$25,846	$83,379
Deferred common stock issuance costs included in accrued expenses at the beginning of the year	$238,517	$—
Taxes withheld to cover net issuances of incentive stock awards included in accrued expenses at the beginning of the year	$33,700	$214,489

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets
Cash, cash equivalents, and restricted cash	$10,519,704	$5,320,600
Accounts receivable, net	6,904,516	3,899,205
Inventory	17,336,415	7,782,169
Prepaid expenses and other current assets	2,729,599	1,838,683
Total current assets	37,490,234	18,840,657
Property and equipment, net	87,910	41,203
Intangible assets, net	19,922,742	75,000
Related party license agreements	132,100	132,100
Goodwill	16,696,021	—
Right-of-use assets	547,910	128,877
Total assets	$74,876,917	$19,217,837
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities
Accounts payable	$7,562,273	$3,094,579
Accrued expenses	3,822,880	4,458,096
Related party liabilities	52,500	46,500
Lease liabilities, current portion	303,442	109,145
Total current liabilities	11,741,095	7,708,320
Lease liabilities	277,142	46,730
Total liabilities	12,018,237	7,755,050
Mezzanine Equity
Series A preferred stock, $0.001 par value, 110,000 shares authorized and 50,000 shares issued and outstanding at March 31, 2026.	49,337,533	—
Total mezzanine equity	49,337,533	—
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at March 31, 2026 and December 31, 2025; 11,301,096 issued and 10,925,218 outstanding at March 31, 2026; and 11,071,096 issued and 10,694,765 outstanding at December 31, 2025.	10,925	10,695
Additional paid-in capital	123,129,813	122,822,613
Accumulated deficit	(109,619,591)	(111,370,521)
Total stockholders’ equity	13,521,147	11,462,787
Total liabilities, mezzanine equity, and stockholders’ equity	$74,876,917	$19,217,837

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report adjusted EBITDA, which is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines adjusted EBITDA as net income (loss), adjusted to exclude: (1) depreciation and amortization, (2) stock-based compensation, (3) income taxes, (4) other income, and (5) expenses incurred in connection with the acquisition and integration of Navitas LLC. The Company believes adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$1,750,930	$(156,182)
Adjusted for:
Depreciation and amortization	171,667	66,521
Stock-based compensation	371,952	508,410
Income tax (benefit) expense	(4,725,039)	12,611
Other income	(46,833)	(74,448)
Business combination and integration (a)	1,333,455	—
Adjusted EBITDA	$(1,143,868)	$356,912

(a) On December 21, 2025, the Company entered into an agreement to acquire Navitas and GSC. The Company incurred professional fees related to this business combination and integration activities in the three months ended March 31, 2026.